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                                                                     EXHIBIT 3.2



                           BUSINESS DATA GROUP, INC.

                                    BY-LAWS

                                   ARTICLE I

                                    Offices

     Section 1. Registered office. The registered office of the Corporation shall be at 410 South State Street, in the City of Dover, County of Kent and State Of Delaware.

     Section 2. Additional Offices. The Corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors from time to time may determine or as the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

     Section 1. Time and Place. A meeting of stockholders for any purpose may be held at such time and place within or without the State of Delaware as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. Annual Meetings of Stockholders, commencing with the year 1984, shall be held on the last day of April or at such other date and time as, from time to time, shall be designated by the Board of Directors and stated in the notice of the meeting. At such annual meetings, the stockholders) shall elect a Board of Directors and transact such other business as properly may be brought before the meetings.

     Section 3. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and time thereof shall be given to each stockholder entitled to vote at such

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meeting not less than ten (10) (unless a longer period is required by law)
nor more than sixty (60) days prior to the meeting.

     Section 4. Special Meetings. Special meetings of the stockholders) may be called for any purpose or purposes unless otherwise proscribed by statute or by the Certificate of Incorporation. Meetings may be called by the Chairman of the Board, if any, or by the President, and shall for proper purposes be called by the President or Secretary at the request in writing of a majority of the Board of Directors or of the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 5. Notice of Special Meeting. Written notice of a special meeting,, stating the place, date and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) (unless a longer period if required by law) nor more than sixty (60) days prior to the meeting.

     Section 6. List of Stockholders. At least ten (10) days before every meeting of stockholders, the officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and arrange in alphabetical order, a complete list naming the stockholders entitled to vote at the meeting, the address of each such stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list also shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

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     Section 7. Presiding officer and Order of Business.

             a. Meetings of stockholders shall be presided over by the Chairman of the Board. If he is not present or there is none, they shall be presided over by the President, or, if he is not present or there is none, by a Vice President, or, if he is not present or there is none, by a person chosen by the Board of Directors, or, if no such person is present or has been chosen, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is not present, a person chosen by the Board of Directors, shall act as secretary at meetings of stockholders; if no such person is present or has been chosen, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

             b. The following order of business, unless otherwise determined at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

                1. Call of the meeting to order.

                2. Presentation of proof of mailing of the notice of the
                   meeting and, if the meeting is a special meeting, the call thereof.

                3. Presentation of proxies.

                4. Announcement that a quorum is present.

                5. Reading and approval of the minutes of the previous meeting.

                6. Reports, if any, of officers.

                7. Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.

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                8. Consideration of the specific purpose or purposes, other than the election of directors, for which the meeting has been called, if the meeting is a special meeting.

                9. Transaction of such other business as properly may come before the meeting.

               10. Adjournment.

     Section 8. Quorum and Adjournments. The presence in person or representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders except as otherwise provided by statute or by the Certificate of incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time for good cause to a date that is not more than thirty (30) days after the date of the original meeting. Further notice OF the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled


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to vote thereat.

     Section 9. Voting.

             a. At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of capital stock registered in his name on the books of the Corporation.

             b. All elections shall be determined by a plurality vote, and except as otherwise provided by law or the Certificate of Incorporation all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

     Section 10. Action by Consent. Any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of the meetings of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing thereto.

     Section 11. Corporate Shareholder. Shares standing in the name of another domestic or foreign corporation may be voted by any officer or agent, or by proxy appointed by any of them, unless some other person, by resolution of its board or pursuant to its by-laws, shall be


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appointed to vote such shares.

                                  ARTICLE III

                                   Directors

     Section 1. General Powers, Number and Tenure. The business of the Corporation shall be managed by its Board of Directors which may exercise all powers of the Corporation and perform all lawful acts that by law, the Certificate of Incorporation, or these By-Laws are not directed or required to be exercised or performed by the stockholders. The number of directors shall be determined by the Board of Directors; if no such determination is made, the number of directors shall be four (4). The directors shall be elected at the annual meeting of the stockholders except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and shall qualify. Directors need not be stockholders.

     Section 2. Vacancies. If any vacancy occurs in the Board of Directors, or if any new directorship is created, it may be filled either by a vote of the majority of the directors then in office, although less than a quorum, or by the vote of a sole remaining director. In the event of a vacancy, the remaining directors may elect to reduce the size of the Board pursuant to
Section 1 of this Article III. Each director so chosen shall hold office until the next annual meeting of the stockholders and until his successor is duly elected and shall qualify. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of either the Certificate of Incorporation or these By-Laws, at which meeting such vacancy shall be filled.

Section 3. Removal or Resignation.

             a. Except as otherwise provided herein, by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without

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cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

             b. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

     Section 4. Place of Meetings. The Board of Directors may hold both regular and special meetings either within or without the State of Delaware.

     Section 5. Annual Meeting. Immediately following the annual meeting of stockholders, the annual meeting of each newly elected Board of Directors shall be held. Provided a quorum is present, no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting.

     Section 6. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by the Board of Directors.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by two (2) or more directors on at least two (2) days' notice to each director if such notice is delivered personally or sent by telegram, or on at least three (3) days' notice if sent by mail. Special meetings shall be called by the Chairman of the Board, President, Secretary, or two (2) or more directors in like manner and on like notice on the written request of one-half (1/2) or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting except as provided in Article XI hereof.

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     Section 8. Quorum and Adjournments.  At all meetings of the Board of
Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as otherwise may be provided specifically by law or the Certificate of Incorporation. From time to time if a quorum is not present at any meeting of the Board of Directors, until a quorum shall be present, the directors present may adjourn the meeting without notice other than announcement at the meeting at which the adjournment is taken.

     Section 9. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as from time to time may be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement for reasonable expenses for such other services.

     Section 10.    Action by Consent.    Any action required or
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and if such written consent is filed with the minutes of its proceedings.

     Section 11. Meetings by Telephone or Similar Communications Equipment. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear

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each other.  Participation in such a meeting shall constitute presence in person by any such director at such meeting.

                                   ARTICLE IV

                                  Committees

     Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of one (1) or more directors, one of whom shall be designated as Chairman of the Executive Committee and unless sooner removed as a member or as a director, shall continue as a member thereof until the expiration of his term as a director or his earlier resignation.

     Section 2. Powers. The Executive Committee shall have and may exercise those rights, powers and authority of the Board of Directors as from time to time may be granted to it by the Board of Directors to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

     Section 3. Procedure and Meeting. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep regular minutes of its meetings, which minutes it shall deliver to the Board of Directors from time to time.
The Chairman of the Executive Committee or, in his absence, a member of the Executive Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee, and another member chosen by the Executive Committee shall act as secretary of the Executive Committee.

     Section 4. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority

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of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one (1) member is authorized under the provisions of
Section 1 of this Article, that one (1) member shall constitute a quorum.

     Section 5. Other Committees. The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such rights, powers and authority as it shall prescribe. Each such committee shall consist of one (1) or more directors.

     Section 6. Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change membership of, and to discharge any committee.

     Section 7. Compensation. Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as from time to time may be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement for reasonable expenses for such other services.

     Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and if such written consent is filed with the minutes of its proceedings.

     Section 9. Meetings by Telephone or Similar Communications Equipment. The members of any committee designated by the Board of Directors may

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participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other. Participation in such a meeting shall constitute presence in person by any such committee member at such meeting.

                                  ARTICLE V

                                   Notices

     Section 1. Form and Delivery. Whenever a provision of any law, the Certificate of Incorporation, or these By-Laws requires that notice be given to any director or stockholder, it shall not be construed to require personal notice unless so specifically provided, but such notice may be given in writing, by mail addressed to the address of the director or stockholder as it appears on the records of the Corporation, with postage prepaid. These notices shall be deemed to be given when they are deposited in the United States mail. Notice to a director also may be given personally or by telegram to his address as it appears on the records of the Corporation.

     Section 2. Waiver. Whenever any notice is required to be given under the provisions of any law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person or is represented at such meeting by proxy, without protesting at the commencement of the meeting, the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting, at commencement of the meeting, the lack of notice, shall be deemed conclusively to have waived notice of such meeting.

                                  ARTICLE VI

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                             Divisions and Officers

     Section 1. Divisions. The Board of Directors may establish divisions for the Corporation.

     Section 2. Designations. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, Presidents of the Divisions, an Executive Vice President, Senior Vice President, Vice Presidents, a secretary, a Treasurer, one (1) or more Assistant Secretaries and/or Assistant Treasurers, and other officers and agents that it shall deem necessary or appropriate. All officers of the Corporation shall exercise the powers and perform the duties that from time to time shall be determined by the Board of Directors. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-Laws provide otherwise.

     Section 3. Term of, and Removal From, Office. At its first regular meeting after each Annual Meeting of Stockholders, the Board of Directors shall choose a President, an Executive vice President, a Secretary and a Treasurer. Also, it may choose a Chairman of the Board, a vice President or Vice Presidents, one (1) or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary until his successor is chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Removal from office, however, shall not prejudice the contract rights, if any, of the person removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

     Section 4. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from

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receiving a salary because he is also a director of the Corporation.

     Section 5. The Chairman of the Board. The Chairman of the Board, if any, shall be the chief executive officer of the Corporation, and subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board of Directors. If present, he shall preside at all meetings of the stockholders and of the Board of Directors.

     Section 6. The President.

             a. The President shall have general charge of the business affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect.

             b. Unless otherwise proscribed by the Board of Directors, the President shall have full power and authority to attend, act and vote on behalf of the Corporation at any meeting of the security holders of other corporations in which the Corporation may hold securities. At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors from time to time may confer like powers upon any other person or persons.

     Section 7. Vice President.

             a. The Executive Vice President in the absence of the President or in the event of his disability, shall perform the duties and exercise the powers of the President and generally shall assist the President and perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

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             b. The vice President, if any, or in the event there be more than one (1), the vice Presidents, in the order of their election, in the absence of the Executive Vice President or in the event of his disability, shall perform the duties and exercise the powers of the Executive Vice President and generally shall assist the Executive Vice President and perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

     Section 8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the proceedings of the meetings in a book to be kept for the purpose. He shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of the Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

     Section 9. The Assistant Secretary. The Assistant Secretary, if any, or in the event there be more than one (1) , the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election, in the absence of the Secretary or in the event of his disability, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

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     Section 10. The Treasurer.  The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. He shall disburse the funds of the Corporation in accord with the orders of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President, and the Board of Directors, whenever they may require it or at regular meetings of the Board, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 11. The Assistant Treasurer. The Assistant Treasurer, if any, or in the event there shall be more than one (1) , the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election, in the absence of the Treasurer or in the event of his disability, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

                                  ARTICLE VII

                                Indemnification

     Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such
Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal,

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administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.


                                 ARTICLE VIII

                Affiliated Transactions and Interested Directors

     Section 1. Affiliated Transactions. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one
(1) or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participating in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:
             a. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
             b. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or
             C. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof or the stockholders.
     Section 2. Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorized the contract or transaction.

                                  ARTICLE IX

                               Stock Certificates

     Section 1. Form and Signatures.

             a. Every holder of stock of the Corporation shall be entitled to a certificate

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stating the number and class, and series, if any, of shares owned by him, signed by the Chairman of the Board, if any, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the seal of the Corporation. The signatures and the seal may be facsimiles. A certificate may be signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature was placed on a certificate shall have ceased to be such officer before the certificate is issued, nevertheless it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

             b. All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

     Section 2. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     Section 3. Registered Stockholders.

             a. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

             b. If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his desire and specify the alternate name or address to be used.

     Section 4. Record Date. In order that the Corporation may determine the stockholders of record who are entitled to receive notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board of Directors in advance, may fix a date as the record date for any such determination. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to the date of any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 8 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5. Lost, Stolen, or Destroyed Certificates.

     The Board of Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                   ARTICLE X

                               General Provisions

     Section 1. Dividends. Subject to the provisions of law and the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

     Section 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and from time to time, may increase, diminish, or vary such amount.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by the Board of Directors.

     Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware".

                                  ARTICLE XI

                                  Amendments

     The Board of Directors shall have the power to alter and repeal these By-Laws and to adopt new By-Laws by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to alter or repeal these By-Laws or to adopt new By-Laws must be included in the notice of the meeting of the Board of Directors at which such action takes place.